Exhibit 5.1

August 24, 2001

Securities and Exchange Commission
Judiciary Plaza 450 Fifth Street
N.W. Washington, DC 20549

Ladies and Gentlemen:

       We are acting as counsel for NuVox, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 3,770,266 shares of the Company’s Series D Preferred Stock, par value $.01 per share, 109,178 shares of the Company’s Series E-3 Preferred Stock, par value $.01 per share, 742,084 shares of the Company’s Series E-4 Preferred Stock, par value $.01 per share, 1,603,660 shares of the Company’s Series E-5 Preferred Stock, par value $.01 per share, 9,996,988 shares of the Company’s Series E-6 Preferred Stock, par value $.01 per share, 591,302 shares of the Company’s Series E-8 Preferred Stock, par value $.01 per share, 2,115,000 shares of the Company’s Series E-9 Preferred Stock, par value $.01 per share, 913,307 shares of the Company’s Series E-11 Preferred Stock, par value $.01 per share, 4,645,939 shares of the Company’s Series E-12 Preferred Stock, par value $.01 per share, 11,060 shares of the Company’s Series E-13 Preferred Stock, par value $.01 per share, 3,747,632 shares of the Company’s Series E-14 Preferred Stock, par value $.01 per share, 24,000,000 shares of the Company’s Series F-1 preferred stock, par value $.01 per share, warrants to purchase 1,885,133 shares of the Company’s Series D Preferred Stock, warrants to purchase 109,178 shares of the Company’s Series E-3 Preferred Stock, warrants to purchase 742,084 shares of the Company’s Series E-4 Preferred Stock, warrants to purchase 1,603,660 shares of the Company’s Series E-5 Preferred Stock, warrants to purchase 9,996,988 shares of the Company’s Series E-6 Preferred Stock, warrants to purchase 591,302 shares of the Company’s Series E-8 Preferred Stock, warrants to purchase 2,115,000 shares of the Company’s Series E-9 Preferred Stock, warrants to purchase 913,307 shares of the Company’s Series E-9 Preferred Stock, warrants to purchase 4,645,939 shares of the Company’s Series E-12 Preferred Stock, warrants to purchase 11,060 shares of the Company’s Series E-13 Preferred Stock, warrants to purchase 3,747,639 shares of the Company’s Series E-14 Preferred Stock, and 52,246,423 shares of the Company’s common stock, par value $.01 per share (the “Securities”), all of which are issuable under the NuVox, Inc. 2001 Stock Incentive Plan (the “Plan”).

       In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Company’s certificate of incorporation and bylaws as now in effect and as proposed to be amended as referred to below, records of proceedings of the Board of Directors of the Company and duly authorized committees thereof, and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

             The securities to be issued under the Plan will require the amendment to the certificate of incorporation of the Company to authorize the requisite number of shares of the applicable classes. The Board of Directors of the Company has approved such amendment and has authorized such amendment to be presented to the stockholders of the Company for approval and, upon such approval, has authorized the filing of such amendment pursuant to the General Corporation Law of Delaware.

             Based upon and subject to the foregoing, it is our opinion that, upon the approval and effectiveness of the proposed amendment to the certificate of incorporation referred to above, and upon issuance pursuant to the terms of the Plan, the Securities will be legally issued, fully paid and non-assessable shares of the Company of the applicable class.

             We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours, /S/ BRYAN CAVE LLP